EX-99.906CERT


                           SECTION 906 CERTIFICATIONS

Greg J. Stark, President, Principal Executive Officer and Chief Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Russell Investment Company, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


A signed original of this written statement required by Section 906 has been provided to Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

President, Principal Executive Officer and          Principal Financial Officer,
Chief Executive Officer                             Principal Accounting
Russell Investment Company                          Officer and Treasurer
                                                    Russell Investment Company

  /s/ Greg J. Stark                                   /s/ Mark E. Swanson
--------------------------                          ---------------------------
Greg J. Stark                                       Mark E. Swanson


Date: June 21, 2007                                 Date: June 21, 2007